Investor Relations: Sheila Ray 404.239.8684 / sheila.ray@statebt.com

State Bank Financial Corporation Reports
Fourth Quarter and Full Year 2017 Financial Results

2017 Highlights

▪	Record full year pretax income of $87.6 million

▪	Non-cash revaluation charge on our net deferred tax assets of $10.7 million, or $.27 per fully diluted share, in the fourth quarter

▪	Interest income on loans and invested funds increased $52.3 million year over year

▪	Noninterest-bearing deposit growth of $102.7 million, or 10.4% year over year, excluding the AloStar acquisition

▪	Announced and completed the AloStar Bank of Commerce merger transaction

▪	$.52 of tangible book value growth in 2017

ATLANTA, GA, January 25, 2018 - State Bank Financial Corporation (NASDAQ: STBZ) today announced unaudited financial results for the fourth quarter and full year ended December 31, 2017. Full year net income for 2017 was $46.6 million, or $1.19 per fully diluted share, compared to $47.6 million, or $1.28 per fully diluted share, for full year 2016. Net income for the fourth quarter of 2017 was $5.4 million, compared to $14.4 million in the third quarter of 2017 and $10.3 million in the fourth quarter of 2016. Fully diluted earnings per share were $.14 in the fourth quarter of 2017, compared to $.37 in the third quarter of 2017 and $.28 in the fourth quarter of 2016. Net income for the fourth quarter and full year ended December 31, 2017 includes the impact of a $10.7 million non-cash tax expense on tax reform and merger election related revaluation of our net deferred tax assets and $911,000 in after tax securities losses related to an investment portfolio restructure. Additionally, after tax merger expenses of $1.6 million and $3.3 million were included in our results for the quarter and year ended December 31, 2017, respectively.

Income before income taxes for 2017 was $87.6 million compared to $73.8 million for full year 2016. Income before income taxes for the fourth quarter of 2017 was $24.6 million, compared to $22.0 million in the third quarter of 2017 and $15.9 million in the fourth quarter of 2016. The annual and linked-quarter increases were primarily attributable to an increase in net interest income, partially offset by an increase in noninterest expenses, both of which related to the AloStar Bank of Commerce acquisition.

Joe Evans, Chairman of State Bank Financial, commented, “2017 was a great year for State Bank by any measure.   With the completion of a significant, immediately accretive acquisition and our continued focus on expense control and margin management, we grew pretax income 18.8% over the prior year.  Further, we believe our strong finish in 2017 has set the stage for another solid year in 2018.”

Operating Highlights

Interest income on loans improved to $46.9 million in the fourth quarter of 2017, an $11.5 million increase from the third quarter of 2017 and a $20.2 million increase from the fourth quarter of 2016. Net interest income of $58.0 million in the fourth quarter of 2017 increased from $44.3 million in the third quarter of 2017 and $39.1 million in the fourth quarter of 2016. Accretion income on loans was $10.7 million in the fourth quarter of 2017, up from $6.5 million in the third quarter of 2017 and $10.3 million in the fourth quarter of 2016. The $4.2 million linked-quarter increase was primarily due to unexpected acceleration of certain purchased credit impaired loan payoffs. As of December 31, 2017, approximately $58 million of accretable discount remains to be recognized as loan accretion income.

Noninterest income was $10.1 million in the fourth quarter of 2017, compared to $9.7 million in the third quarter of 2017 and $9.9 million in the fourth quarter of 2016. Revenues in SBA and payroll and insurance increased $402,000 and $211,000, respectively, in the fourth quarter of 2017, compared to the third quarter of 2017, while mortgage banking income decreased $235,000. Loss on sale of securities was $1.5 million in the fourth quarter of 2017, as we opportunistically restructured our portfolio and sold certain lower yielding securities in a loss position and reinvested into higher yielding securities.

Total noninterest expense for the fourth quarter of 2017 was $40.7 million, compared to $31.6 million in the third quarter of 2017 and $32.9 million in the fourth quarter of 2016. The $9.1 million linked-quarter increase was primarily due to $7.8 million of noninterest expense related to the AloStar Bank of Commerce acquisition.

Financial Condition

Total assets at December 31, 2017, were $5.0 billion, down from $5.1 billion at September 30, 2017. Total loans were $3.5 billion at December 31, 2017, down $40.6 million from the third quarter of 2017. Period-end organic loans increased to $2.4 billion at December 31, 2017, an increase of $61.2 million from the third quarter of 2017. Purchased non-credit impaired loans decreased to $990.7 million at December 31, 2017, a $73.7 million linked-quarter decline. Purchased credit impaired loans decreased to $175.6 million at December 31, 2017, a $28.0 million linked-quarter decline.

Past due organic and purchased non-credit impaired loans were .20% and .40% of their respective portfolios at December 31, 2017. The provision for loan losses on organic and purchased non-credit impaired loans was $2.1 million in the fourth quarter of 2017 and was primarily attributable to net charge-offs, organic loan growth, and continued seasoning of the purchased non-credit impaired portfolio. The organic allowance as a percent of organic loans was 1.02% at the end of the fourth quarter of 2017.

Total deposits at December 31, 2017, were $4.2 billion, up $2.1 million from September 30, 2017. Period-end transaction accounts, comprised of noninterest-bearing demand deposits and interest-bearing transaction accounts, increased $80.4 million from the third quarter of 2017. Noninterest-bearing demand deposits represented 28.1% of total deposits as of December 31, 2017. Average noninterest-bearing demand deposits were $1.1 billion, a $143.8 million increase from the third quarter of 2017 and a $274.9 million increase from the fourth quarter of 2016.

Tom Wiley, Vice Chairman and CEO, commented “After a record setting year in 2017, I’m even more optimistic about our prospects for 2018.  Benefits from the full integration of the AloStar acquisition, tax reform and economic trends in our core markets should all be positive catalysts for State Bank.  Our strategic priorities remain intently focused on taking extraordinary care of our clients, continuing to build our core deposit base, being disciplined risk managers and growing earnings per share.”

Tangible book value per share was $14.00 at the end of the fourth quarter of 2017. State Bank Financial Corporation continues to be well capitalized, ending the quarter with a leverage ratio of 11.24% and a Tier I risk-based capital ratio of 12.61%.

Detailed Results

Supplemental tables displaying financial results for the fourth quarter of 2017, the previous four quarters, and full year 2017 are included with this press release.

Non-GAAP Financial Measures

This press release contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For more information on these non-GAAP financial measures, please refer to 4Q17 Financial Supplement: Table 8, Reconciliation of Non-GAAP Measures.

Conference Call

Chairman Joe Evans, Chief Executive Officer Tom Wiley, Chief Financial Officer and Chief Operating Officer Sheila Ray, and Chief Credit Officer David Black will discuss financial and business results for the quarter on a conference call today at 10:00 a.m. ET.

Dial in number: 1.800.699.3428

Please allow time to register your name and affiliation/company prior to the start of the call. A replay of the conference call will be available shortly after the call is completed in the Investors section on the company’s website at www.statebt.com. A slide presentation for today’s call is also available in the Investors section on the company’s website.

About State Bank Financial Corporation

State Bank Financial Corporation (NASDAQ: STBZ), with approximately $5.0 billion in assets as of December 31, 2017, is an Atlanta-based bank holding company for State Bank and Trust Company. State Bank operates a full service banking business and offers a broad range of commercial and retail banking products to our customers throughout seven of Georgia’s eight largest MSAs.

To learn more about State Bank, visit www.statebt.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release and other information that we make publicly available from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “intend,” “anticipate,” “plan,” “seek,” “believe,” “expect,” “strategy,” “future,” “likely,” “project,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements regarding the amount of accretable discount that remains, our prospects for 2018, including the benefits of the full integration of the AloStar Bank of Commerce acquisition, tax reform and economic trends in our core markets, our ability to continue to build our core deposit base, manage risk and grow earnings per share. Such forward-looking statements are subject to risks, uncertainties, and other factors, including a downturn in the economy, particularly in our markets, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, the conversion of AloStar's operating systems and procedures may take longer than anticipated or may be more costly than anticipated or have unanticipated adverse results relating to the Company's or AloStar's existing businesses, the anticipated benefits of the AloStar transaction, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events, as well as additional risks and uncertainties contained in the “Risk Factors” and forward-looking statements disclosure contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

State Bank Financial Corporation
4Q17 Financial Supplement: Table 1
Condensed Consolidated Financial Summary Results
Quarterly (Unaudited)
						4Q17 change vs
(Dollars in thousands, except per share amounts)	4Q17	3Q17	2Q17	1Q17	4Q16	3Q17	4Q16

Income Statement Highlights
Interest income on loans	$46,926	$35,400	$34,872	$34,060	$26,696	$11,526	$20,230
Accretion income on loans	10,671	6,520	9,228	7,677	10,271	4,151	400
Interest income on invested funds	6,034	5,782	5,747	5,460	4,810	252	1,224
Total interest income	63,631	47,702	49,847	47,197	41,777	15,929	21,854
Interest expense	5,614	3,370	3,369	3,239	2,631	2,244	2,983
Net interest income	58,017	44,332	46,478	43,958	39,146	13,685	18,871
Provision for loan and lease losses (organic & PNCI loans)	2,050	1,300	1,470	1,361	300	750	1,750
Provision for loan and lease losses (purchased credit impaired loans)	798	(885)	375	(359)	(23)	1,683	821
Provision for loan and lease losses	2,848	415	1,845	1,002	277	2,433	2,571
Total noninterest income	10,140	9,682	10,476	9,459	9,911	458	229
Total noninterest expense	40,684	31,571	31,997	34,565	32,875	9,113	7,809
Income before income taxes	24,625	22,028	23,112	17,850	15,905	2,597	8,720
Income tax expense	19,248	7,592	7,909	6,292	5,578	11,656	13,670
Net income	$5,377	$14,436	$15,203	$11,558	$10,327	$(9,059)	$(4,950)

Common Share Data
Basic earnings per share	$.14	$.37	$.39	$.30	$.28	$(.23)	$(.14)
Diluted earnings per share	.14	.37	.39	.30	.28	(.23)	(.14)
Cash dividends declared per share	.14	.14	.14	.14	.14	—	—
Book value per share	16.45	16.48	16.23	15.96	15.80	(.03)	.65
Tangible book value per share (1)	14.00	14.01	13.94	13.66	13.48	(.01)	.52
Market price per share (quarter end)	29.84	28.65	27.12	26.12	26.86	1.19	2.98

Common Shares Outstanding
Common stock	38,992,163	38,991,022	38,967,972	38,870,424	38,845,573	1,141	146,590
Weighted average shares outstanding:
Basic	38,009,181	37,918,753	37,896,125	37,867,718	35,904,009	90,428	2,105,172
Diluted	38,068,619	37,963,141	37,942,483	37,954,585	36,009,098	105,478	2,059,521

Average Balance Sheet Highlights
Loans	$3,603,482	$2,893,187	$2,905,415	$2,846,571	$2,431,512	$710,295	$1,171,970
Assets	4,982,451	4,178,731	4,200,843	4,181,961	3,636,544	803,720	1,345,907
Deposits	4,248,553	3,437,329	3,413,831	3,423,506	2,975,510	811,224	1,273,043
Equity	645,409	638,620	627,294	617,009	559,561	6,789	85,848
Tangible equity (1)	549,564	550,002	538,153	527,603	514,982	(438)	34,582

State Bank Financial Corporation
4Q17 Financial Supplement: Table 1 (continued)
Condensed Consolidated Financial Summary Results
Quarterly (Unaudited)
						4Q17 change vs
(Dollars in thousands, except per share amounts)	4Q17	3Q17	2Q17	1Q17	4Q16	3Q17	4Q16

Key Metrics (2)
Return on average assets	.43%	1.37%	1.45%	1.12%	1.13%	(.94)%	(.70)%
Return on average equity	3.31	8.97	9.72	7.60	7.34	(5.66)	(4.03)
Yield on earning assets	5.39	4.85	5.11	4.93	4.87	.54	.52
Cost of funds	.52	.38	.38	.37	.35	.14	.17
Rate on interest-bearing liabilities	.71	.54	.53	.52	.49	.17	.22
Net interest margin	4.91	4.51	4.76	4.59	4.56	.40	.35
Leverage ratio (3)	11.24	13.37	13.23	13.04	14.90	(2.13)	(3.66)
Tier I risk-based capital ratio (3)	12.61	12.30	15.01	14.74	14.78	.31	(2.17)
Total risk-based capital ratio (3)	13.27	12.91	15.79	15.49	15.52	.36	(2.25)
Efficiency ratio (4)	59.69	58.45	56.18	64.71	67.01	1.24	(7.32)
Average loans to average deposits	84.82	84.17	85.11	83.15	81.72	.65	3.10
Noninterest-bearing deposits to total deposits	28.07	27.82	29.24	27.71	28.69	.25	(.62)

(1)     Denotes a non-GAAP financial measure. See Reconciliation of Non-GAAP Measures (Table 8) for further information.
(2)     Income statement ratios and yield/rate information are annualized for the applicable period.
(3)     Current period capital ratios are estimated as of the date of this earnings release.
(4)     Noninterest expense divided by net interest income plus noninterest income.

State Bank Financial Corporation
4Q17 Financial Supplement: Table 2
Condensed Consolidated Balance Sheets
Quarterly (Unaudited)
						4Q17 change vs
(Dollars in thousands)	4Q17	3Q17	2Q17	1Q17	4Q16	3Q17	4Q16

Assets
Cash and amounts due from depository institutions	$17,438	$14,235	$11,284	$12,101	$13,219	$3,203	$4,219
Interest-bearing deposits in other financial institutions	211,142	251,115	126,390	62,222	132,851	(39,973)	78,291
Federal funds sold	2,297	16,889	—	—	3,523	(14,592)	(1,226)
Cash and cash equivalents	230,877	282,239	137,674	74,323	149,593	(51,362)	81,284
Investment securities available-for-sale	873,970	920,763	847,795	896,297	847,178	(46,793)	26,792
Investment securities held-to-maturity	32,852	57,867	63,104	67,053	67,063	(25,015)	(34,211)
Loans	3,532,193	3,572,790	2,881,000	2,854,780	2,814,572	(40,597)	717,621
Allowance for loan and lease losses	(28,750)	(26,842)	(27,988)	(26,976)	(26,598)	(1,908)	(2,152)
Loans, net	3,503,443	3,545,948	2,853,012	2,827,804	2,787,974	(42,505)	715,469
Loans held-for-sale	36,211	47,743	48,895	51,380	52,169	(11,532)	(15,958)
Other real estate owned	895	1,271	2,407	3,759	10,897	(376)	(10,002)
Premises and equipment, net	51,794	52,120	51,170	51,535	52,056	(326)	(262)
Goodwill	84,564	84,564	77,476	77,084	77,084	—	7,480
Other intangibles, net	11,034	11,755	11,599	12,054	12,749	(721)	(1,715)
SBA servicing rights	4,069	3,950	3,828	3,547	3,477	119	592
Bank-owned life insurance	67,313	66,846	66,320	65,855	65,371	467	1,942
Other assets	61,560	73,417	70,697	71,990	99,654	(11,857)	(38,094)
Total assets	$4,958,582	$5,148,483	$4,233,977	$4,202,681	$4,225,265	$(189,901)	$733,317
Liabilities and Shareholders’ Equity
Noninterest-bearing deposits	$1,191,106	$1,179,698	$1,009,509	$944,838	$984,419	$11,408	$206,687
Interest-bearing deposits	3,052,029	3,061,387	2,443,183	2,464,937	2,446,746	(9,358)	605,283
Total deposits	4,243,135	4,241,085	3,452,692	3,409,775	3,431,165	2,050	811,970
Federal funds purchased and securities sold under agreements to repurchase	25,209	25,499	25,256	25,056	27,673	(290)	(2,464)
FHLB borrowings	—	—	80,000	100,000	47,014	—	(47,014)
Notes payable	398	398	398	398	398	—	—
Other liabilities	48,289	238,911	43,294	47,169	105,382	(190,622)	(57,093)
Total liabilities	4,317,031	4,505,893	3,601,640	3,582,398	3,611,632	(188,862)	705,399
Total shareholders’ equity	641,551	642,590	632,337	620,283	613,633	(1,039)	27,918
Total liabilities and shareholders’ equity	$4,958,582	$5,148,483	$4,233,977	$4,202,681	$4,225,265	$(189,901)	$733,317

Capital Ratios (1)
Average equity to average assets	12.95%	15.28%	14.93%	14.75%	15.39%	(2.33)%	(2.44)%
Leverage ratio	11.24	13.37	13.23	13.04	14.90	(2.13)	(3.66)
CET1 risk-based capital ratio	12.61	12.30	15.01	14.74	14.78	.31	(2.17)
Tier I risk-based capital ratio	12.61	12.30	15.01	14.74	14.78	.31	(2.17)
Total risk-based capital ratio	13.27	12.91	15.79	15.49	15.52	.36	(2.25)

(1) Current period capital ratios are estimated as of the date of this earning release.

State Bank Financial Corporation
4Q17 Financial Supplement: Table 3
Condensed Consolidated Income Statements
Quarterly (Unaudited)
						4Q17 change vs
(Dollars in thousands, except per share amounts)	4Q17	3Q17	2Q17	1Q17	4Q16	3Q17	4Q16

Net Interest Income:
Interest income on loans	$46,926	$35,400	$34,872	$34,060	$26,696	$11,526	$20,230
Accretion income on loans	10,671	6,520	9,228	7,677	10,271	4,151	400
Interest income on invested funds	6,034	5,782	5,747	5,460	4,810	252	1,224
Interest expense	5,614	3,370	3,369	3,239	2,631	2,244	2,983
Net interest income	58,017	44,332	46,478	43,958	39,146	13,685	18,871
Provision for loan and lease losses (organic & PNCI loans)	2,050	1,300	1,470	1,361	300	750	1,750
Provision for loan and lease losses (purchased credit impaired loans)	798	(885)	375	(359)	(23)	1,683	821
Provision for loan and lease losses	2,848	415	1,845	1,002	277	2,433	2,571
Net interest income after provision for loan and lease losses	55,169	43,917	44,633	42,956	38,869	11,252	16,300
Noninterest Income:
Service charges on deposits	1,678	1,575	1,471	1,467	1,319	103	359
Mortgage banking income	2,558	2,793	3,096	2,894	2,511	(235)	47
Payroll and insurance income	1,698	1,487	1,418	1,495	1,528	211	170
SBA income	1,866	1,464	1,983	1,178	1,718	402	148
ATM income	860	826	864	832	735	34	125
Bank-owned life insurance income	467	526	465	484	467	(59)	—
(Loss) gain on sale of investment securities	(1,481)	3	13	12	42	(1,484)	(1,523)
Other	2,494	1,008	1,166	1,097	1,591	1,486	903
Total noninterest income	10,140	9,682	10,476	9,459	9,911	458	229
Noninterest Expense:
Salaries and employee benefits	26,418	21,457	21,912	22,057	19,554	4,961	6,864
Occupancy and equipment	3,576	3,187	3,329	3,280	3,069	389	507
Data processing	2,596	2,587	2,382	2,639	2,131	9	465
Legal and professional fees	973	700	898	1,805	1,702	273	(729)
Merger-related expenses	2,588	135	372	2,235	3,507	2,453	(919)
Marketing	693	342	403	664	430	351	263
Federal deposit insurance premiums and other regulatory fees	498	407	398	397	188	91	310
Loan collection costs and OREO activity	358	181	(213)	(1,042)	(127)	177	485
Amortization of intangibles	721	701	697	696	516	20	205
Other	2,263	1,874	1,819	1,834	1,905	389	358
Total noninterest expense	40,684	31,571	31,997	34,565	32,875	9,113	7,809
Income Before Income Taxes	24,625	22,028	23,112	17,850	15,905	2,597	8,720
Income tax expense	19,248	7,592	7,909	6,292	5,578	11,656	13,670
Net Income	$5,377	$14,436	$15,203	$11,558	$10,327	$(9,059)	$(4,950)

Net income allocated to participating securities	$136	$389	$413	$295	$282	$(253)	$(146)
Net income allocated to common shareholders	5,241	14,047	14,790	11,263	10,045	(8,806)	(4,804)
Earnings Per Share
Basic	$.14	$.37	$.39	$.30	$.28	$(.23)	$(.14)
Diluted	.14	.37	.39	.30	.28	(.23)	(.14)
Weighted Average Shares Outstanding
Basic	38,009,181	37,918,753	37,896,125	37,867,718	35,904,009	90,428	2,105,172
Diluted	38,068,619	37,963,141	37,942,483	37,954,585	36,009,098	105,478	2,059,521

State Bank Financial Corporation
4Q17 Financial Supplement: Table 4
Condensed Consolidated Income Statements
Year to Date (Unaudited)
	Years Ended December 31		Change
(Dollars in thousands, except per share amounts)	2017	2016

Net Interest Income:
Interest income on loans	$151,258	$103,024	$48,234
Accretion income on loans	34,096	43,310	(9,214)
Interest income on invested funds	23,023	18,923	4,100
Interest expense	15,592	9,619	5,973
Net interest income	192,785	155,638	37,147
Provision for loan and lease losses (organic & PNCI loans)	6,181	3,596	2,585
Provision for loan and lease losses (purchased credit impaired loans)	(71)	(3,359)	3,288
Provision for loan and lease losses	6,110	237	5,873
Net interest income after provision for loan and lease losses	186,675	155,401	31,274
Noninterest Income:
Service charges on deposits	6,191	5,440	751
Mortgage banking income	11,341	12,319	(978)
Payroll and insurance income	6,098	5,625	473
SBA income	6,491	6,458	33
ATM income	3,382	3,008	374
Bank-owned life insurance income	1,942	1,930	12
(Loss) gain on sale of investment securities	(1,453)	489	(1,942)
Other	5,765	4,032	1,733
Total noninterest income	39,757	39,301	456
Noninterest Expense:
Salaries and employee benefits	91,844	78,775	13,069
Occupancy and equipment	13,372	12,169	1,203
Data processing	10,204	8,514	1,690
Legal and professional fees	4,376	4,695	(319)
Merger-related expenses	5,330	3,961	1,369
Marketing	2,102	2,216	(114)
Federal deposit insurance premiums and other regulatory fees	1,700	1,744	(44)
Loan collection costs and OREO activity	(716)	(579)	(137)
Amortization of intangibles	2,815	2,102	713
Other	7,790	7,330	460
Total noninterest expense	138,817	120,927	17,890
Income Before Income Taxes	87,615	73,775	13,840
Income tax expense	41,041	26,184	14,857
Net Income	$46,574	$47,591	$(1,017)

Net income allocated to participating securities	$1,222	$1,303	$(81)
Net income allocated to common shareholders	45,352	46,288	(936)

Earnings Per Share
Basic	$1.20	$1.29	$(.09)
Diluted	1.19	1.28	(.09)
Weighted Average Shares Outstanding
Basic	37,923,320	35,931,528	1,991,792
Diluted	37,994,657	36,033,643	1,961,014

State Bank Financial Corporation
4Q17 Financial Supplement: Table 5
Condensed Consolidated Composition of Loans and Deposits at Period Ends
Quarterly (Unaudited)
						4Q17 change vs
(Dollars in thousands)	4Q17	3Q17	2Q17	1Q17	4Q16	3Q17	4Q16

Composition of Loans
Organic loans (1):
Construction, land & land development	$412,540	$460,368	$413,557	$418,186	$500,018	$(47,828)	$(87,478)
Other commercial real estate	949,594	915,727	960,762	885,570	754,790	33,867	194,804
Total commercial real estate	1,362,134	1,376,095	1,374,319	1,303,756	1,254,808	(13,961)	107,326
Residential real estate	196,225	175,258	167,755	161,460	144,295	20,967	51,930
Owner-occupied real estate	260,273	261,784	244,637	251,703	256,317	(1,511)	3,956
Commercial, financial & agricultural	430,205	363,551	355,629	336,257	327,381	66,654	102,824
Leases	52,396	66,765	73,103	62,603	71,724	(14,369)	(19,328)
Consumer	64,610	61,200	60,028	56,776	36,039	3,410	28,571
Total organic loans	2,365,843	2,304,653	2,275,471	2,172,555	2,090,564	61,190	275,279
Purchased non-credit impaired loans(2):
Construction, land & land development	25,908	30,670	31,083	43,787	51,208	(4,762)	(25,300)
Other commercial real estate	218,660	234,486	171,914	188,737	209,531	(15,826)	9,129
Total commercial real estate	244,568	265,156	202,997	232,524	260,739	(20,588)	(16,171)
Residential real estate	96,529	112,244	117,449	137,699	144,596	(15,715)	(48,067)
Owner-occupied real estate	118,294	125,438	114,438	119,871	115,566	(7,144)	2,728
Commercial, financial & agricultural	529,184	558,992	31,654	33,690	36,206	(29,808)	492,978
Consumer	2,161	2,647	3,393	4,281	6,255	(486)	(4,094)
Total purchased non-credit impaired loans	990,736	1,064,477	469,931	528,065	563,362	(73,741)	427,374
Purchased credit impaired loans (3):
Construction, land & land development	13,545	16,918	16,857	17,211	16,537	(3,373)	(2,992)
Other commercial real estate	86,748	102,934	46,078	60,664	60,742	(16,186)	26,006
Total commercial real estate	100,293	119,852	62,935	77,875	77,279	(19,559)	23,014
Residential real estate	40,332	42,190	45,513	49,728	54,507	(1,858)	(14,175)
Owner-occupied real estate	20,803	26,210	23,262	22,099	23,980	(5,407)	(3,177)
Commercial, financial & agricultural	14,051	15,139	3,617	4,153	4,533	(1,088)	9,518
Consumer	135	269	271	305	347	(134)	(212)
Total purchased credit impaired loans	175,614	203,660	135,598	154,160	160,646	(28,046)	14,968
Total loans	$3,532,193	$3,572,790	$2,881,000	$2,854,780	$2,814,572	$(40,597)	$717,621
Composition of Deposits
Noninterest-bearing demand deposits	$1,191,106	$1,179,698	$1,009,509	$944,838	$984,419	$11,408	$206,687
Interest-bearing transaction accounts	688,150	619,156	591,038	599,858	664,350	68,994	23,800
Savings and money market deposits	1,626,238	1,680,922	1,373,686	1,393,711	1,292,867	(54,684)	333,371
Time deposits	715,133	731,416	419,020	454,889	466,849	(16,283)	248,284
Brokered and wholesale time deposits	22,508	29,893	59,439	16,479	22,680	(7,385)	(172)
Total deposits	$4,243,135	$4,241,085	$3,452,692	$3,409,775	$3,431,165	$2,050	$811,970

(1) Loans originated by State Bank and Trust Company.
(2) Consists of loans purchased in our acquisitions of Bank of Atlanta, First Bank of Georgia, The National Bank of Georgia, S Bank, and AloStar Bank of Commerce.
(3) Acquired loans, which at acquisition, management determined it was probable that we would be unable to collect all contractual principal and interest payments due, including all loans acquired from the FDIC.

State Bank Financial Corporation
4Q17 Financial Supplement: Table 6
Condensed Consolidated Asset Quality Data
Quarterly (Unaudited)
						4Q17 change vs
(Dollars in thousands)	4Q17	3Q17	2Q17	1Q17	4Q16	3Q17	4Q16

Allowance for loan and lease losses on organic loans
Beginning Balance	$22,709	$22,560	$21,885	$21,086	$21,736	$149	$973
Charge-offs	(474)	(912)	(536)	(540)	(553)	438	79
Recoveries	77	106	113	77	34	(29)	43
Net (charge-offs) recoveries	(397)	(806)	(423)	(463)	(519)	409	122
Provision for loan and lease losses	1,727	955	1,098	1,262	(131)	772	1,858
Ending Balance	$24,039	$22,709	$22,560	$21,885	$21,086	$1,330	$2,953

Allowance for loan and lease losses on purchased non-credit impaired loans
Beginning Balance	$900	$667	$491	$439	$150	$233	$750
Charge-offs	(273)	(152)	(197)	(48)	(143)	(121)	(130)
Recoveries	45	40	1	1	1	5	44
Net (charge-offs) recoveries	(228)	(112)	(196)	(47)	(142)	(116)	(86)
Provision for loan and lease losses	323	345	372	99	431	(22)	(108)
Ending Balance	$995	$900	$667	$491	$439	$95	$556

Allowance for loan and lease losses on purchased credit impaired loans
Beginning Balance	$3,233	$4,761	$4,600	$5,073	$5,291	$(1,528)	$(2,058)
Charge-offs	(315)	(643)	(214)	(114)	(195)	328	(120)
Recoveries	—	—	—	—	—	—	—
Net (charge-offs) recoveries	(315)	(643)	(214)	(114)	(195)	328	(120)
Provision for loan and lease losses	798	(885)	375	(359)	(23)	1,683	821
Ending Balance	$3,716	$3,233	$4,761	$4,600	$5,073	$483	$(1,357)

Nonperforming organic assets
Nonaccrual loans	$6,656	$5,483	$1,422	$6,114	$6,234	$1,173	$422
Total nonperforming organic loans	7,222	5,483	1,422	6,114	6,234	1,739	988
Other real estate owned	153	—	23	232	282	153	(129)
Total nonperforming organic assets	$7,375	$5,483	$1,445	$6,346	$6,516	$1,892	$859

Nonperforming purchased non-credit impaired assets
Nonaccrual loans	$5,821	$5,614	$5,141	$4,098	$3,381	$207	$2,440
Total nonperforming PNCI loans	5,821	5,614	5,141	4,098	3,381	207	2,440
Other real estate owned	—	—	—	—	—	—	—
Total nonperforming PNCI assets	$5,821	$5,614	$5,141	$4,098	$3,381	$207	$2,440

Ratios for organic assets
Annualized QTD charge-offs (recoveries) on organic loans to average organic loans	.07%	.14%	.08%	.09%	.10%	(.07)%	(.03)%
Nonperforming organic loans to organic loans	.31	.24	.06	.28	.30	.07	.01
Nonperforming organic assets to organic loans + OREO	.31	.24	.06	.29	.31	.07	—
Past due organic loans to organic loans	.20	.12	.09	.08	.06	.08	.14
Allowance for loan and lease losses on organic loans to organic loans	1.02	.99	.99	1.01	1.01	.03	.01

State Bank Financial Corporation
4Q17 Financial Supplement: Table 6 (continued)
Condensed Consolidated Asset Quality Data
Quarterly (Unaudited)
						4Q17 change vs
(Dollars in thousands)	4Q17	3Q17	2Q17	1Q17	4Q16	3Q17	4Q16

Ratios for purchased non-credit impaired loans
Annualized QTD charge-offs (recoveries) on PNCI loans to average PNCI loans	.09%	.10%	.16%	.03%	.31%	(.01)%	(.22)%
Nonperforming PNCI loans to PNCI loans	.59	.53	1.09	.78	.60	.06	(.01)
Nonperforming PNCI assets to PNCI loans + OREO	.59	.53	1.09	.78	.60	.06	(.01)
Past due PNCI loans to PNCI loans	.40	.48	1.05	.90	.68	(.08)	(.28)
Allowance for loan and lease losses on PNCI loans to PNCI loans	.10	.08	.14	.09	.08	.02	.02

Ratios for purchased credit impaired loans (1)
Annualized QTD charge-offs (recoveries) on PCI loans to average PCI loans	.66%	1.95%	.60%	.30%	.63%	(1.29)%	.03%
Past due PCI loans to PCI loans	5.84	8.12	10.26	10.68	8.92	(2.28)	(3.08)
Allowance for loan and lease losses on PCI loans to PCI loans	2.12	1.59	3.51	2.98	3.16	.53	(1.04)

(1) For each period presented, a portion of our purchased credit impaired loans were contractually past due; however, such delinquencies were included in our performance expectations in determining the fair values of purchased credit impaired loans at each acquisition and at subsequent valuation dates. All purchased credit impaired loan cash flows and the timing of such cash flows continue to be estimable and probable of collection and thus accretion income continues to be recognized on these assets. As such, we do not consider purchased credit impaired loans to be nonperforming assets.

State Bank Financial Corporation
4Q17 Financial Supplement: Table 7
Condensed Consolidated Average Balances and Yield Analysis
Quarterly (Unaudited)
						4Q17 change vs
(Dollars in thousands)	4Q17	3Q17	2Q17	1Q17	4Q16	3Q17	4Q16
Average Balances
Interest-bearing deposits in other financial institutions and federal funds sold	$168,223	$108,546	$73,862	$85,720	$82,797	$59,677	$85,426
Investment securities	924,933	913,898	947,300	961,913	911,025	11,035	13,908
Loans, excluding purchased credit impaired (1)	3,413,159	2,762,479	2,762,996	2,692,517	2,307,794	650,680	1,105,365
Purchased credit impaired loans	190,323	130,708	142,419	154,054	123,718	59,615	66,605
Total earning assets	4,696,638	3,915,631	3,926,577	3,894,204	3,425,334	781,007	1,271,304
Total nonearning assets	285,813	263,100	274,266	287,757	211,210	22,713	74,603
Total assets	4,982,451	4,178,731	4,200,843	4,181,961	3,636,544	803,720	1,345,907
Interest-bearing transaction accounts	664,938	580,090	585,343	602,378	575,977	84,848	88,961
Savings & money market deposits	1,685,292	1,383,326	1,380,586	1,388,876	1,118,548	301,966	566,744
Time deposits	724,578	420,192	437,475	456,811	385,146	304,386	339,432
Brokered and wholesale time deposits	25,911	49,675	38,353	19,926	22,885	(23,764)	3,026
Other borrowings	35,353	57,988	119,652	81,344	52,555	(22,635)	(17,202)
Total interest-bearing liabilities	3,136,072	2,491,271	2,561,409	2,549,335	2,155,111	644,801	980,961
Noninterest-bearing deposits	1,147,834	1,004,046	972,074	955,515	872,954	143,788	274,880
Other liabilities	53,136	44,794	40,066	60,102	48,918	8,342	4,218
Shareholders’ equity	645,409	638,620	627,294	617,009	559,561	6,789	85,848
Total liabilities and shareholders' equity	4,982,451	4,178,731	4,200,843	4,181,961	3,636,544	803,720	1,345,907

Interest Margins (2)
Interest-bearing deposits in other financial institutions and federal funds sold	.86%	.80%	.50%	.44%	.31%	.06%	.55%
Investment securities, tax-equivalent basis	2.43	2.42	2.39	2.26	2.07	.01	.36
Loans, excluding purchased credit impaired, tax-equivalent basis (3)	5.47	5.11	5.08	5.15	4.63	.36	.84
Purchased credit impaired loans	22.24	19.79	25.99	20.21	33.03	2.45	(10.79)
Total earning assets	5.39%	4.85%	5.11%	4.93%	4.87%	.54%	.52%
Interest-bearing transaction accounts	.13	.13	.12	.12	.12	—	.01
Savings & money market deposits	.80	.63	.61	.60	.59	.17	.21
Time deposits	1.04	.72	.69	.72	.72	.32	.32
Brokered and wholesale time deposits	1.15	1.05	1.05	1.06	.85	.10	.30
Other borrowings	.52	.76	.82	.65	.45	(.24)	.07
Total interest-bearing liabilities	.71%	.54%	.53%	.52%	.49%	.17%	.22%
Net interest spread	4.68%	4.31%	4.58%	4.41%	4.38%	.37%	.30%
Net interest margin	4.91%	4.51%	4.76%	4.59%	4.56%	.40%	.35%
Net interest margin contribution from accretion income on loans	.90%	.66%	.94%	.80%	1.19%	.24%	(.29)%

(1) Includes average nonaccrual loans of $11.4 million for 4Q17, $8.0 million for 3Q17, $9.3 million for 2Q17, $9.9 million for 1Q17, and $8.4 million for 4Q16.
(2) Interest income or expense annualized for the applicable period.
(3) Reflects taxable equivalent adjustments using the federal statutory tax rate of 35% in adjusting tax-exempt loan interest income to a fully taxable basis. The taxable equivalent adjustments included above amount to $128,000 for 4Q17, $177,000 for 3Q17, $131,000 for 2Q17, $140,000 for 1Q17, and $142,000 for 4Q16.

State Bank Financial Corporation
4Q17 Financial Supplement: Table 8
Reconciliation of Non-GAAP Measures (1)
Quarterly (Unaudited)
(dollars in thousands, except per share amounts; taxable equivalent)	4Q17	3Q17	2Q17	1Q17	4Q16

Book value per common share reconciliation
Book value per common share (GAAP)	$16.45	$16.48	$16.23	$15.96	$15.80
Effect of goodwill and other intangibles	(2.45)	(2.47)	(2.29)	(2.30)	(2.32)
Tangible book value per common share	$14.00	$14.01	$13.94	$13.66	$13.48

Average tangible equity reconciliation
Average equity (GAAP)	$645,409	$638,620	$627,294	$617,009	$559,561
Effect of average goodwill and other intangibles	(95,845)	(88,618)	(89,141)	(89,406)	(44,579)
Average tangible equity	$549,564	$550,002	$538,153	$527,603	$514,982

(1)
Certain financial measures included in this press release, tangible book value per common share and average tangible equity, are financial measures that are not recognized by generally accepted accounting principles in the United States, or GAAP. These non-GAAP financial measures exclude the effect of the period end or average balance of intangible assets. Management believes that these non-GAAP financial measures provides additional useful information to investors, particularly since these measure are widely used by industry analysts for companies with prior merger and acquisition activities, such as us.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure is presented in the table above. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. These non-GAAP financial measures should not be considered as a substitute for GAAP financial measures, and we strongly encourage investors to review the GAAP financial measures included in this press release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this press release with other companies’ non-GAAP financial measures having the same or similar names.